Exhibit 2.2
Line of Credit Note

$5,000,000.00
Indianapolis, Indiana	April 23, 2010
For Value Received, the undersigned PrairieStone Pharmacy, LLC, a Delaware limited liability company (“Borrower”), promises to pay on or before April 23, 2013 (the “Maturity Date”) to the order of H. D. Smith Wholesale Drug Co., a Delaware corporation (the “Lender”) at its office at 3063 Fiat Avenue, Springfield, Illinois 62703, or at such other place as Lender shall designate, Five Million Dollars ($5,000,000.00) or the aggregate principal amount outstanding on Borrower’s Line of Credit pursuant to that certain Line of Credit and Security Agreement (“Loan Agreement”) by and between Borrower and Lender dated as of April 23, 2010, and as shown on Lender’s records which shall at all times be conclusive and govern (the “Principal”), with interest payable thereon at an annual rate equal to the greater of the Prime Rate plus three percent (3%) or seven percent (7%) (the “Interest”). Interest is to be charged on a daily basis for the actual number of days any amount of Principal is outstanding from the date of disbursement to the date of maturity.
The term “Prime Rate” shall mean the rate of interest published by the Wall Street Journal, and designated as the Prime Rate in the “Money Rates” section of such publication. If such publication describes the Prime Rate as a range of rates, for purposes of this rate, the Prime Rate shall be the highest rate designated in such range. The prevailing Prime Rate on the first calendar day of the month shall become the effective rate of interest for the next month.
Principal and Interest payments shall be payable by the Borrower in accordance with the terms of the Loan Agreement. All outstanding principal and accrued interest shall be paid in full on the Maturity Date.
The rate of interest agreed to shall include the Interest rate as shown above, in accordance with the terms of this Note, plus any compensating balance requirement and any additional charges, costs and fees incident to this loan to the extent they are deemed to be interest under applicable Indiana law. It is expressly agreed by Borrower that, subject to the terms of the Loan Agreement, the maximum outstanding Principal at any one time on this Note shall not exceed the amount of Five Million Dollars ($5,000,000.00) less (i) the positive difference, if any between the amounts due to Lender from Borrower under the Prime Vendor Agreement less cash of Borrower that is held by Lender as a prepay under the Prime Vendor Agreement, plus (ii) the amounts due under any initial order extended dating invoices provided to Borrower by Lender under the Prime Vendor Agreement, and the amount outstanding on this Note at any specific time shall be the total amount advanced hereunder by Lender less the amount of Principal payments made hereon from time to time by Borrower, plus Interest on such Principal sum, until all sums owed hereunder are paid in full as hereinafter provided. All amounts payable hereunder shall be paid in lawful money of the United States. Should the rate of Interest as calculated under this Note exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest allowed by applicable law.
Borrower hereby expressly waives presentment, demand and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation

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of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
Borrower hereby waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the laws of the United States of America and of each state thereof, both as to itself and in and to all of Borrower’s property against the enforcement and collection of the obligations evidenced by this Note or any other loan documents.
Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law. In the event that the rate of Interest required to be paid under this Note exceeds the maximum permitted by applicable law, then the rate of interest required to be paid under this Note shall be automatically reduced to the maximum rate permitted by applicable law.
Subject to the provisions of the Loan Agreement, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Borrower agrees not to send Lender payments marked “paid in full,” “without recourse,” or similar language. If Borrower sends such payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.
Principal and Interest shall be payable at the offices of the Lender in Springfield, Illinois, or at such other place as the holder hereof may designate. At Lender’s option, any payments may be applied first to accrued Interest and then to Principal. All past-due payments of Principal or Interest shall bear interest at a rate equal to 4% in excess of the otherwise applicable rate.
This Note shall become immediately due and payable, at the option of the holder hereof, without presentment or demand or any notice to Borrower or any other person obligated hereon, upon default in the payment of any of the Principal hereof or any Interest thereon when due or within five calendar days thereafter, or upon the occurrence of any Event of Default under the Loan Agreement. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.
In the event any holder hereof incurs any expense (including attorneys’ fees) in attempting to collect the amounts due hereunder or to enforce the terms hereof or of any agreements related to this indebtedness, or if any holder hereof becomes party plaintiff or defendant in any legal proceeding in relation to the property described in any instrument securing this Note or for the recovery or protection of the indebtedness evidenced hereby, Borrower, its successors and assigns, shall repay to such holder hereof, on demand, all costs and expenses so incurred, including reasonable attorneys’ fees, including those costs, expenses and attorneys’ fees incurred after the filing by or against the Borrower of any proceeding under any chapter of the Bankruptcy Act, or similar federal or state statute, and whether incurred in connection with the involvement of any holder hereof as creditor in such proceedings or otherwise.

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Borrower and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of non-payment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note or the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note by any of them, to first institute suit or exhaust its remedies against any Borrower or others liable therefor, and consent to any extension or postponement of time of payment of this Note or any other indulgence with respect hereto without notice thereof to any of them.
This Note may be negotiated, assigned or sold at the sole discretion of the Lender, and shall bind the heirs, administrators, executors, successors and assigns of the Borrower and inure to the benefit of any successors or assigns of the Lender. Borrower shall be under no obligation to make any payment or render any other performance under this Note to an assignee until Borrower has received written notice of the assignment from Lender.
This Note shall be construed in accordance with the internal laws of the State of Indiana without regard to its choice of law provisions.
All rights and remedies under this Note and all other documents and instruments executed as security or otherwise in connection with the loan evidenced by this Note, shall be cumulative, may be exercised by Lender singly, jointly, consecutively or concurrently, in any sequence, and Lender shall not be deemed to elect or waive any other remedies by exercise of one remedy.
GOVERNING LAW. THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF INDIANA, AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF INDIANA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.
SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THE BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE COURTS LOCATED IN MARION COUNTY, INDIANA AND THE FEDERAL DISTRICT FOR THE SOUTHERN DISTRICT OF INDIANA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND LENDER PERTAINING TO THIS NOTE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE; PROVIDED, THAT LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF INDIANA; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION

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OR SUIT COMMENCED IN ANY SUCH COURT, AND THE BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.
(ii) THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS NOTE OR TO THE RELATIONSHIPS ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

PrairieStone Pharmacy, LLC
By:	/s/ Marvin Richardson
	Printed:	Marvin Richardson
	Title:	CEO & President

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